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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61853) pertaining to the 1996 Stock Plan of InterVU Inc., the 1998 Stock Option Plan of InterVU Inc. and Employee Qualified Stock Purchase Plan of InterVU Inc.; the Registration Statement (Form S-8 No. 333-86665) pertaining to the Netpodium Inc. 1998 Stock Option/Stock Issuance Plan; the Registration Statement (Form S-8 No. 333-95045) pertaining to The 1998 Stock Option Plan of InterVU Inc.; and the Registration Statement (Form S-3 No. 333-88171) of InterVU Inc. and in the related prospectus of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of InterVU Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                        ERNST & YOUNG LLP


February 28, 2000
San Diego, California